UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     March 8, 2007

Akeena Solar, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-139087	20-5132054
(Commission File Number)	(IRS Employer Identification No.)

605 University Avenue
Los Gatos, CA	95032
(Address of Principal Executive Offices)	(Zip Code)

(408) 395-7774
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

The information set forth in Item 3.02 of this Current Report on Form 8-K that relates to the entry into a material definitive agreement is incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

On March 8, 2007, Akeena Solar, Inc (“Akeena”) sold (i) 2,062,304 shares of its common stock, (ii) three-year warrants to purchase 206,230 shares of common stock at an exercise price of $2.75 per share and (ii) three-year warrants to purchase 206,230 shares of common stock at an exercise price of $3.00 per share, pursuant to a Securities Purchase Agreement among Akeena and the purchasers signatory thereto. Akeena received aggregate gross proceeds of approximately $4.1 million from the sale of the common stock and warrants. The common stock and warrants were offered solely to “accredited investors” in reliance on the exemption from registration afforded by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

Empire Financial Group (“Empire”) acted as placement agent with respect to the offering and received a cash fee equal to $124,250 and warrants to purchase 53,250 shares of Akeena’s common stock at an exercise price of $2.75 per share. The Westly Group acted as a finder with respect to the offering and received a cash fee equal to $35,000 and warrants to purchase 15,000 shares of Akeena’s common stock at an exercise price of $2.75 per share. Westminister Securities Corp. also received a finders fee of $21,000 and warrants to purchase 11,726 shares of Akeena’s common stock at an exercise price of $1.97 per share.

Pursuant to a Registration Rights Agreement, Akeena agreed to file a registration statement covering the resale of the common stock and the shares of common stock underlying the warrants no later than 30 days from the closing of the offering and to have such registration statement declared effective no later than 90 days from the closing of the offering. If Akeena does not timely file the registration statement or cause it to be declared effective by the required dates, then each investor in the offering shall be entitled to liquidated damages equal to 1% of the aggregate purchase price paid by such investor for the securities, and an additional 1% for each month that Akeena does not file the registration statement or cause it to be declared effective. Notwithstanding the foregoing, in no event shall liquidated damages exceed 9% of the aggregate gross proceeds of the offering.

The foregoing is not a complete summary of the terms of the offering described in this Item 3.02, and reference is made to the complete text of the Securities Purchase Agreement, the Registration Rights Agreement and the two forms of warrants attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4.

Item 8.01 Other Events.

On March 9, 2007, Akeena issued a press release announcing the sale of the securities.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement, dated March 8, 2007

10.2	Form of Registration Rights Agreement, dated March 8, 2007

10.3	Form Warrant to Purchase Common Stock at $3.00 per Share

10.4	Form Warrant to Purchase Common Stock at $2.75 per Share

99.1	Press Release, dated March 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKEEAN SOLAR, INC.

Date: March 12, 2007	By:	/s/ David “Lad” Wallace
David “Lad” Wallace
Chief Financial Officer

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement, dated March 8, 2007

10.2	Form of Registration Rights Agreement, dated March 8, 2007

10.3	Form Warrant to Purchase Common Stock at $3.00 per Share

10.4	Form Warrant to Purchase Common Stock at $2.75 per Share

99.1	Press Release, dated March 9, 2007